                                                                      EXHIBIT 21

ITRON DOMESTIC SUBSIDIARIES
--------------------------------------------------------------------------------
Itron, Inc.                                   Genesis Services Pittsburgh, Inc.
Corporate Headquarters                        2818 N. Sullivan Rd.
2818 N. Sullivan Rd.                          Spokane, WA  99216-1897
Spokane, WA  99216-1897

P.O. Box 15288, Spokane, WA  99215-5288

Itron International, Inc.                     Itron Finance, Inc.
2818 N. Sullivan Rd.                          2818 N. Sullivan Rd.
Spokane, WA  99216-1897                       Spokane, WA  99216-1897

Itron Connecticut Finance, Inc.               Itron Spectrum Holdings, Inc.
2818 N. Sullivan Rd.                          2818 N. Sullivan Rd.
Spokane, WA  99216-1897                       Spokane, WA  99216-1897

Regional Economic Research, Inc.              EMD Holding, Inc.
11236 El Camino Real                          2818 N. Sullivan Rd.
San Diego, CA  92130-2650                     Spokane, WA  99216-1897

eMobile Data, Inc.                            Shadow Combination, Inc.
3032 Jodi Lane                                2818 N. Sullivan Rd.
Palm Harbor, FL  34684                        Spokane, WA  99216-1897

ITRON INTERNATIONAL SUBSIDIARIES
--------------------------------------------------------------------------------
Itron S.A.                                    Itron Canada, Ltd.
Espace St. Germain                            160 Wilkinson Rd.
30 Avenue du General Leclerc                  Brampton, Ontario
38208 Vienne, Cedex                           CANADA
FRANCE

Itron Limited                                 Itron de Mexico, S.A de C.V.
Kilnbrook House, Rose Kiln Lane               Nogal de Castilla 7
Reading, Berkshire RG2 0BY                    Col. Pueblo Nuevo Alto
UNITED KINGDOM                                10640 Mexico, D.F
                                              MEXICO

Itron Australasia Party Limited               Itron Guam, Inc.
Level 5, 33 Erskine Street                    2818 N. Sullivan Rd.
Sydney, NSW 2000                              Spokane, WA  99216-1897
AUSTRALIA

Itron B.C. Corporation
#220-10711 Cambie Rd.
Richmond, BC  V6X3G5